                                                                EXHIBIT 99.1

(SHOLODGE LOGO)

Contact: Bob Marlowe
         Chief Financial Officer
         (615) 264-8000


                  SHOLODGE ANNOUNCES THIRD QUARTER 2004 RESULTS


HENDERSONVILLE, Tenn. (November 17, 2004) - ShoLodge, Inc. (NASDAQ:LODG) today announced results for its third quarter and 40-week period ended October 3, 2004.

         Total operating revenues for the third quarter of 2004 were $6.7 million compared with $10.1 million in the third quarter a year ago. The Company reported losses from continuing operations for the third quarter of 2004 of $1.3 million, or $0.25 per share, compared with earnings of $4,000, or $0.00 per share, in the third quarter of 2003. Net losses after discontinued operations were $5.9 million, or $1.19 per share, in the third quarter of 2004, compared with net losses of $286,000, or $0.06 per share, in the same period last year.

         Leon Moore, chief executive officer of ShoLodge, announced the results and said the decrease of $3.4 million in revenues from the third quarter of 2003 was due "entirely to a decrease of $3.6 million in construction and development revenues."

         Moore said that for the third quarter of 2004, no revenues were reported from hotel operations since all hotel activity was included in discontinued operations for all periods reported. The three hotels previously included in continuing operations were two AmeriSuites hotels and one GuestHouse Inn. One of the AmeriSuites hotels was sold in the most recent quarter. A contract was executed in the third quarter of 2004 to sell the other AmeriSuites hotel that resulted in its being re-classified to assets of hotels held for sale. Moore said that the lease of the Company's GuestHouse Inn was cancelled in the third quarter of 2004.

         ShoLodge transferred five hotels in the fourth quarter of 2002, eight hotels were sold in 2002 and 2003, one hotel was sold in the second quarter of 2004, and two hotels were held for sale as of the end of the second quarter of this year. These two hotels were subsequently sold in the third quarter of this year. As discussed above, another hotel was sold in the third quarter of this year, the lease of a hotel was cancelled in the third quarter of this year, and another hotel was classified as held for sale at the end of the third quarter of this year. This hotel is expected to be sold by the end of this year. The effects of these nineteen hotels are reflected in discontinued operations.

         Total operating revenues for the 40 weeks ended October 3, 2004 were $24.9 million compared with $22.5 million in the same period of 2003. The Company reported losses from continuing operations of $4.5 million, or $0.90 per share, compared with earnings of

$528,000, or $0.10 per share, in the prior-year period. Net losses after discontinued operations were $7.3 million, or $1.46 per share, in the first three quarters of 2004, compared with net losses of $634,000, or $0.12 per share, in the first three quarters of 2003.

         For the first three quarters of 2004, the increase of $2.4 million in revenues from the comparable period last year was due primarily to an increase of $2.1 million in construction and development revenues.

         The first three quarters of 2003 included $5.3 million in lease abandonment income, $1.1 million of gains from the early extinguishments of debt, and $978,000 of gains on the sale of properties; in contrast, the first three quarters of 2004 included $287,000 of losses on the sale of properties. The pretax effect of these differences on continuing operations was a decrease of $7.7 million from the first three quarters of 2003 to the first three quarters of 2004.

         Losses, net of income tax effect, from discontinued operations were $4.7 million and $2.8 million for the third quarter and 40 weeks ended October 3, 2004, compared with $290,000 and $1.2 million for the third quarter and 40 weeks ended October 5, 2003.

         "Since the acquisition of the exclusive franchising rights for the GuestHouse Inns & Suites hotel brand two and one-half years ago, we have been converting both Company-owned and franchised Shoney's Inns & Suites to the GuestHouse identity," said Leon Moore, chief executive officer of ShoLodge. "We now have more hotels operating under one nationally-recognized name that cater to both business and leisure travelers."

         As of October 3, 2004, the Shoney's/GuestHouse lodging system consisted of 80 properties containing 5,814 rooms of which none are owned by the Company. A total of 72 of these properties are operated under the GuestHouse brand.

         Moore said that ShoLodge also continued to increase the number of hotels and resort properties served by InnLink, the Company's proprietary reservation center. As of the end of the third quarter of 2004, InnLink served a total of 972 lodging facilities as compared with 924 lodging facilities a year earlier. Moore added that in addition to the Company's increased franchising efforts and continued expansion of our reservation services, it intends to continue to utilize its construction and development expertise as opportunities arise.

         This press release contains forward-looking statements relating to certain matters, which reflect management's best judgment, based on factors currently known and involve risks and uncertainties. Actual results could differ materially from the anticipated results or expectations expressed in the Company's forward-looking statements. Forward-looking information provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 should be evaluated in the context of these factors which are contained in the Company's Securities and Exchange Commission
(SEC) filings, including its periodic reports filed under the Securities Exchange Act of 1934, as amended. Copies of these filings are available upon request from the Company. In addition, the Company disclaims any intent or obligation to update these forward-looking statements

                                 SHOLODGE, INC.
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)



                                         12 WEEKS ENDED          40 WEEKS ENDED
                                      --------------------    --------------------
                                       10/3/04    10/5/03     10/3/04      10/5/03
                                      --------    --------    --------    --------

Total operating revenues              $  6,697    $ 10,087    $ 24,875    $ 22,480

Construction & Development revenues   $  4,347    $  7,938    $ 18,353    $ 16,284

(Loss) earnings from continuing
   operations                         $ (1,276)   $      4    $ (4,490)   $    528

Discontinued operations                 (4,658)       (290)     (2,839)     (1,162)
                                      --------    --------    --------    --------

Net loss                              $ (5,934)   $   (286)   $ (7,329)   $   (634)
                                      ========    ========    ========    ========

(Loss) earnings per common share:
   Basic:
     Continuing operations            $  (0.25)   $   0.00    $  (0.90)   $   0.10
     Discontinued operations             (0.94)      (0.06)      (0.56)      (0.22)
                                      --------    --------    --------    --------
     Net (loss) earnings per share    $  (1.19)   $  (0.06)   $  (1.46)   $  (0.12)
                                      ========    ========    ========    ========

   Diluted:
     Continuing operations            $  (0.25)   $   0.00    $  (0.90)   $   0.10
     Discontinued operations             (0.94)      (0.06)      (0.56)      (0.22)
                                      --------    --------    --------    --------
     Net (loss) earnings per share    $  (1.19)   $  (0.06)   $  (1.46)   $  (0.12)
                                      ========    ========    ========    ========

Average shares outstanding:
   Basic                                 5,007       5,038       5,006       5,095
   Diluted                               5,007       5,038       5,006       5,095



                                      -END-